As filed with the Securities and Exchange Commission on July 28, 2009
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OCULUS INNOVATIVE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3841	68-0423298
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Oculus Innovative Sciences, Inc. 1129 N. McDowell Blvd. Petaluma, CA 94954 (707) 782-0792	Hojabr Alimi Chief Executive Officer Oculus Innovative Sciences, Inc. 1129 N. McDowell Blvd. Petaluma, CA 94954 (707) 782-0792

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of communications to:
Amy M. Trombly, Esq.
1320 Centre Street, Suite 202
Newton, MA 02459
Phone (617) 243-0060
Fax (617) 243-0066
Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-158539
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered (1)(2)	Per Unit	Offering Price	Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant	554,000 Units	$2.45	$1,357,300	$76
Shares of common stock included as part of the Units	554,000 shares	—	—	—	(4)
Warrants included as part of the Units	277,000 warrants	—	—	—	(4)
Shares of common stock underlying the warrants included in the Units	277,000 shares	$3.3875	$938,338	$52
TOTAL			$2,295,638	$128

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The 554,000 Units being registered under this Registration Statement are in addition to the 1,900,000 Units registered pursuant to the Registration Statement on Form S-1 (File No. 333-158539)

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a).

(4)	No fee pursuant to Rule 457(g).
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT .

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and relates to the Registration Statement on Form S-1, as amended (File No. 333-158539), initially filed by the Oculus Innovative Sciences (the “Company”) on April 10, 2009 and declared effective by the Securities and Exchange Commission on July 24, 2009. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Company by 554,000 units, consisting of an aggregate of 554,000 shares of the Company’s common stock and warrants to purchase up to 277,000 shares of the Company’s common stock. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-158539) are incorporated by reference into this Registration Statement.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Petaluma, State of California, on July 28, 2009.

OCULUS INNOVATIVE SCIENCES, INC.
By:	/s/ Hojabr Alimi
Hojabr Alimi
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Hojabr Alimi Hojabr Alimi	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 28, 2009

/s/ Robert E. Miller Robert E. Miller	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2009

/s/ James Schutz James Schutz	Vice President of Corporate Development, General Counsel and Secretary	July 28, 2009

/s/ Gregg Alton Gregg Alton	Director	July 28, 2009

/s/ Jay Edward Birnbaum Jay Edward Birnbaum	Director	July 28, 2009

/s/ Robert Burlingame Robert Burlingame	Director	July 28, 2009

/s/ Richard Conley Richard Conley	Director	July 28, 2009

/s/ Gregory M. French Gregory M. French	Director	July 28, 2009

Exhibit Index

Exhibit
Number	Description
5.1*	Legal opinion of Amy M. Trombly, Esq.
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of Amy M. Trombly (incorporated in Exhibit 5.1).

*	Filed herewith